UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 14, 2018 (August 9, 2018)
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HUMANA INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	1-5975	61-0647538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, Kentucky	40202
(Address of Principal Executive Offices)	(Zip Code)
502-580-1000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
On August 9, 2018, Humana Inc. (the "Company" or "Humana") completed the sale of the stock of its wholly-owned subsidiary, KMG America Corporation, or KMG, to Continental General Insurance Company, or CGIC, a Texas-based insurance company wholly owned by HC2 Holdings, Inc., a diversified holding company (the "Sale"). KMG’s subsidiary, Kanawha Insurance Company, or KIC, included Humana's closed block of non-strategic commercial long-term care insurance policies. The Company funded the transaction with approximately $200 million of parent company cash contributed into KMG, in addition to the transfer of approximately $150 million of statutory capital with the sale.
Item 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2018

•	Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2018

•	Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2017
(d) Exhibits:

Exhibit No.	Description

99.1	Humana Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ CYNTHIA H. ZIPPERLE
Cynthia H. Zipperle
Senior Vice President, Chief Accounting Officer and Controller
(Principal Accounting Officer)

Dated: August 14, 2018